Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Stockholders and Board of Directors
SunCoke Energy, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333‑183015, 333-176403, 333-179804 and 333-224733) on Form S-8 and registration statement (No. 333-234585) on Form S-3 of our report dated February 24, 2022, with respect to the consolidated financial statements of SunCoke Energy, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Chicago, Illinois
February 24, 2022